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                                   EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in Registration Statement No. 33-4190 and Registration Statement No. 33-41201 of Isco, Inc. and subsidiaries on Form S-8 of our reports dated September 22, 1995 (which reports express an unqualified opinion and include an explanatory paragraph referring to Isco, Inc.'s change in its method of accounting for income taxes in fiscal year 1993 and its method of accounting for securities in fiscal year 1994), appearing in the Annual Report on Form 10-K of Isco, Inc. and subsidiaries for the year ended July 28, 1995.


Deloitte & Touche LLP


Lincoln, Nebraska
October 23, 1995



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